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                                                                     EXHIBIT 3.2

                       ASPREVA PHARMACEUTICALS CORPORATION
                                 (the "Company")

The Company has as its articles the following articles.

FULL NAME AND SIGNATURE OF A DIRECTOR                    DATE OF SIGNING

/s/ RICHARD GLICKMAN
-------------------------------------               ----------------------------
Richard Glickman                                    November 18, 2004

                                                       Incorporation number:

                       ASPREVA PHARMACEUTICALS CORPORATION
                                 (THE "COMPANY")

                                    ARTICLES

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1.   INTERPRETATION..........................................................................................      1
     1.1      Definitions....................................................................................      1
     1.2      Business Corporations Act and Interpretation Act Definitions Applicable........................      1
2.   SHARES AND SHARE CERTIFICATES...........................................................................      1
     2.1      Authorized Share Structure.....................................................................      1
     2.2      Form of Share Certificate......................................................................      1
     2.3      Shareholder Entitled to Share Certificate or Acknowledgement...................................      1
     2.4      Delivery by Mail...............................................................................      2
     2.5      Replacement of Worn Out or Defaced Share Certificate or Acknowledgement........................      2
     2.6      Replacement of Lost, Stolen or Destroyed Share Certificate or Acknowledgement..................      2
     2.7      Splitting Share Certificates...................................................................      2
     2.8      Share Certificate Fee..........................................................................      2
     2.9      Recognition of Trusts..........................................................................      2
3.   ISSUE OF SHARES.........................................................................................      3
     3.1      Directors Authorized...........................................................................      3
     3.2      Commissions and Discounts......................................................................      3
     3.3      Brokerage......................................................................................      3
     3.4      Conditions of Issue............................................................................      3
     3.5      Share Purchase Warrants and Rights.............................................................      3
4.   SHARE REGISTERS.........................................................................................      4
     4.1      Central Securities Register....................................................................      4
     4.2      Closing Register...............................................................................      4
5.   SHARE TRANSFERS.........................................................................................      4
     5.1      Registering Transfers..........................................................................      4
     5.2      Form of Instrument of Transfer.................................................................      4
     5.3      Transferor Remains Shareholder.................................................................      4
     5.4      Signing of Instrument of Transfer..............................................................      4
     5.5      Enquiry as to Title Not Required...............................................................      5
     5.6      Transfer Fee...................................................................................      5
6.   TRANSMISSION OF SHARES..................................................................................      5
     6.1      Legal Personal Representative Recognized on Death..............................................      5
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                                      -2-

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     6.2      Rights of Legal Personal Representative........................................................      5
7.   PURCHASE OF SHARES......................................................................................      5
     7.1      Company Authorized to Purchase Shares..........................................................      5
     7.2      Purchase When Insolvent........................................................................      5
     7.3      Sale and Voting of Purchased Shares............................................................      6
8.   BORROWING POWERS........................................................................................      6
9.   ALTERATIONS.............................................................................................      6
     9.1      Increase or Reduction in Authorized Share Structure............................................      6
     9.2      Alteration of Authorized Share Structure.......................................................      6
     9.3      Special Rights and Restrictions................................................................      7
     9.4      Change of Name.................................................................................      7
     9.5      Other Alterations..............................................................................      7
10.  MEETINGS OF SHAREHOLDERS................................................................................      7
     10.1     Annual General Meetings........................................................................      7
     10.2     Resolution Instead of Annual General Meeting...................................................      7
     10.3     Calling of Meetings of Shareholders............................................................      8
     10.4     Notice for Meetings of Shareholders............................................................      8
     10.5     Location of Meeting............................................................................      8
     10.6     Record Date for Notice.........................................................................      8
     10.7     Record Date for Voting.........................................................................      8
     10.8     Failure to Give Notice and Waiver of Notice....................................................      8
     10.9     Notice of Special Business at Meetings of Shareholders.........................................      9
     10.10    Class Meetings and Series Meetings of Shareholders.............................................      9
11.  PROCEEDINGS AT MEETINGS OF SHAREHOLDERS.................................................................      9
     11.1     Special Business...............................................................................      9
     11.2     Special Majority...............................................................................     10
     11.3     Quorum.........................................................................................     10
     11.4     One Shareholder May Constitute Quorum..........................................................     10
     11.5     Other Persons May Attend.......................................................................     10
     11.6     Requirement of Quorum..........................................................................     10
     11.7     Lack of Quorum.................................................................................     10
     11.8     Lack of Quorum at Succeeding Meeting...........................................................     11
     11.9     Chair..........................................................................................     11
     11.10    Selection of Alternate Chair...................................................................     11
     11.11    Adjournments...................................................................................     11
     11.12    Notice of Adjourned Meeting....................................................................     11
     11.13    Decisions by Show of Hands or Poll.............................................................     11
     11.14    Declaration of Result..........................................................................     11
     11.15    Motion Need Not be Seconded....................................................................     12
     11.16    Casting Vote...................................................................................     12
     11.17    Manner of Taking Poll..........................................................................     12
     11.18    Demand for Poll on Adjournment.................................................................     12
     11.19    Chair Must Resolve Dispute.....................................................................     12
     11.20    Casting of Votes...............................................................................     12
     11.21    Demand for Poll................................................................................     12
     11.22    Demand for Poll Not to Prevent Continuance of Meeting..........................................     12
     11.23    Retention of Ballots and Proxies...............................................................     13
     11.24    Ordinary Resolution............................................................................     13
12.  VOTES OF SHAREHOLDERS...................................................................................     13
     12.1     Number of Votes by Shareholder or by Shares....................................................     13
     12.2     Votes of Persons in Representative Capacity....................................................     13
     12.3     Votes by Joint Holders.........................................................................     13
     12.4     Legal Personal Representatives as Joint Shareholders...........................................     13
     12.5     Representative of a Corporate Shareholder......................................................     14
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     12.6     Proxy Provisions Do Not Apply to all Companies.................................................     14
     12.7     Appointment of Proxy Holders...................................................................     14
     12.8     Alternate Proxy Holders........................................................................     14
     12.9     When Proxy Holder Need Not Be Shareholder......................................................     15
     12.10    Deposit of Proxy...............................................................................     15
     12.11    Validity of Proxy Vote.........................................................................     15
     12.12    Form of Proxy..................................................................................     15
     12.13    Revocation of Proxy............................................................................     16
     12.14    Revocation of Proxy Must Be Signed.............................................................     16
     12.15    Production of Evidence of Authority to Vote....................................................     16
13.  DIRECTORS...............................................................................................     16
     13.1     First Directors; Number of Directors...........................................................     16
     13.2     Change in Number of Directors..................................................................     17
     13.3     Directors' Acts Valid Despite Vacancy..........................................................     17
     13.4     Qualifications of Directors....................................................................     17
     13.5     Remuneration of Directors......................................................................     17
     13.6     Reimbursement of Expenses of Directors.........................................................     17
     13.7     Special Remuneration for Directors.............................................................     18
     13.8     Gratuity, Pension or Allowance on Retirement of Director.......................................     18
14.  ELECTION AND REMOVAL OF DIRECTORS.......................................................................     18
     14.1     Election at Annual General Meeting.............................................................     18
     14.2     Consent to be a Director.......................................................................     18
     14.3     Failure to Elect or Appoint Directors..........................................................     18
     14.4     Places of Retiring Directors Not Filled........................................................     19
     14.5     Directors May Fill Casual Vacancies,...........................................................     19
     14.6     Remaining Directors Power to Act...............................................................     19
     14.7     Shareholders May Fill Vacancies................................................................     19
     14.8     Additional Directors...........................................................................     19
     14.9     Ceasing to be a Director.......................................................................     20
     14.10    Removal of Director by Shareholders............................................................     20
     14.11    Removal of Director by Directors...............................................................     20
15.  ALTERNATE DIRECTORS.....................................................................................     20
     15.1     Appointment of Alternate Director..............................................................     20
     15.2     Notice of Meetings.............................................................................     20
     15.3     Alternate for More Than One Director Attending Meetings........................................     20
     15.4     Consent Resolutions............................................................................     21
     15.5     Alternate Director Not an Agent................................................................     21
     15.6     Revocation of Appointment of Alternate Director................................................     21
     15.7     Ceasing to be an Alternate Director............................................................     21
     15.8     Remuneration and Expenses of Alternate Director................................................     21
16.  POWERS AND DUTIES OF DIRECTORS..........................................................................     22
     16.1     Powers of Management...........................................................................     22
     16.2     Appointment of Attorney of Company.............................................................     22
     16.3     Remuneration of Auditor........................................................................     22
17.  INTERESTS OF DIRECTORS AND OFFICERS.....................................................................     22
     17.1     Obligation to Account for Profits..............................................................     22
     17.2     Restrictions on Voting by Reason of Interest...................................................     22
     17.3     Interested Director Counted in Quorum..........................................................     22
     17.4     Disclosure of Conflict of Interest or Property.................................................     22
     17.5     Director Holding Other Office in the Company...................................................     23
     17.6     No Disqualification............................................................................     23
     17.7     Professional Services by Director or Officer...................................................     23
     17.8     Director or Officer in Other Corporations......................................................     23
18.  PROCEEDINGS OF DIRECTORS................................................................................     23
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     18.1     Meetings of Directors..........................................................................     23
     18.2     Voting at Meetings.............................................................................     23
     18.3     Chair of Meetings..............................................................................     23
     18.4     Meetings by Telephone or Other Communications Medium...........................................     24
     18.5     Calling of Meetings............................................................................     24
     18.6     Notice of Meetings,............................................................................     24
     18.7     When Notice Not Required.......................................................................     24
     18.8     Meeting Valid Despite Failure to Give Notice...................................................     24
     18.9     Waiver of Notice of Meetings...................................................................     25
     18.10    Quorum.........................................................................................     25
     18.11    Validity of Acts Where Appointment Defective...................................................     25
     18.12    Consent Resolutions in Writing.................................................................     25
19.  EXECUTIVE AND OTHER COMMITTEES..........................................................................     25
     19.1     Appointment and Powers of Executive Committee..................................................     25
     19.2     Appointment and Powers of Other Committees.....................................................     26
     19.3     Obligations of Committees......................................................................     26
     19.4     Powers of Board................................................................................     26
     19.5     Committee Meetings.............................................................................     26
20.  OFFICERS................................................................................................     27
     20.1     Directors May Appoint Officers.................................................................     27
     20.2     Functions, Duties and Powers of Officers.......................................................     27
     20.3     Qualifications.................................................................................     27
     20.4     Remuneration and Terms of Appointment..........................................................     27
21.  INDEMNIFICATION.........................................................................................     27
     21.1     Definitions....................................................................................     27
     21.2     Mandatory Indemnification of Directors and Former Directors....................................     28
     21.3     Indemnification of Other Persons...............................................................     28
     21.4     Non-Compliance with Business Corporations Act..................................................     28
     21.5     Company May Purchase Insurance.................................................................     28
22.  DIVIDENDS...............................................................................................     29
     22.1     Payment of Dividends Subject to Special Rights.................................................     29
     22.2     Declaration of Dividends.......................................................................     29
     22.3     No Notice Required.............................................................................     29
     22.4     Record Date....................................................................................     29
     22.5     Manner of Paying Dividend......................................................................     29
     22.6     Settlement of Difficulties.....................................................................     29
     22.7     When Dividend Payable..........................................................................     29
     22.8     Dividends to be Paid in Accordance with Number of Shares.......................................     29
     22.9     Receipt by Joint Shareholders..................................................................     30
     22.10    Dividend Bears No Interest.....................................................................     30
     22.11    Fractional Dividends...........................................................................     30
     22.12    Payment of Dividends...........................................................................     30
     22.13    Capitalization of Surplus......................................................................     30
     22.14    Set Aside Funds................................................................................     30
23.  ACCOUNTING RECORDS......................................................................................     30
     23.1     Recording of Financial Affairs.................................................................     30
     23.2     Inspection of Accounting Records...............................................................     30
24.  NOTICES.................................................................................................     31
     24.1     Method of Giving Notice........................................................................     31
     24.2     Deemed Receipt of Mailing......................................................................     31
     24.3     Certificate of Sending.........................................................................     31
     24.4     Notice to Joint Shareholders...................................................................     32
     24.5     Notice to Trustees.............................................................................     32
25.  SEAL....................................................................................................     32
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     25.1     Who May Attest Seal............................................................................     32
     25.2     Sealing Copies.................................................................................     32
     25.3     Mechanical Reproduction of Seal................................................................     32
26.  PROHIBITIONS............................................................................................     33
     26.1     Definitions....................................................................................     33
     26.2     Application....................................................................................     33
     26.3     Consent Required for Transfer of Shares or Designated Securities...............................     33
27.  SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE COMMON SHARES WITHOUT PAR VALUE........................     33
     27.1     Voting.........................................................................................     34
     27.2     Dividends......................................................................................     34
     27.3     Liquidation, Dissolution or Winding-Up.........................................................     34
28.  SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE PREFERRED SHARES WITHOUT PAR VALUE.....................     34
     28.1     Issuable in Series.............................................................................     34
     28.2     Preference over Junior Shares..................................................................     34
     28.3     Parity Among Series............................................................................     34
     28.4     Restriction on Creating New Shares.............................................................     35
     28.5     Non-Voting.....................................................................................     35
     28.6     Amendments.....................................................................................     35
     28.7     Meetings of Registered Holders of Preferred Shares.............................................     35
29.  SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE PREFERRED SHARES, SERIES A WITHOUT PAR VALUE...........     35
     29.1     Definitions....................................................................................     35
     29.2     Dividends......................................................................................     38
     29.3     Liquidation Rights.............................................................................     38
     29.4     Conversion.....................................................................................     40
     29.5     Voting.........................................................................................     47
     29.6     Redemption Rights of the Series A Holders......................................................     47
     29.7     Election of Directors..........................................................................     50
     29.8     Protective Provisions..........................................................................     50
     29.9     Pre-Emptive Rights.............................................................................     50
     29.10    Status of Converted Series A Preferred Shares..................................................     50
     29.11    Notices........................................................................................     51
     29.12    Transfer Agents................................................................................     51
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1.       INTERPRETATION

1.1      DEFINITIONS

In these Articles, unless the context otherwise requires:

         (1) "board of directors", "directors" and "board" mean the directors or sole director of the Company for the time being;

         (2) "Business Corporations Act" means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

         (3) "Interpretation Act" means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

         (4) "legal personal representative" means the personal or other legal representative of the shareholder;

         (5) "registered address" of a shareholder means the shareholder's address as recorded in the central securities register; and

         (6)      "seal" means the seal of the Company, if any.

1.2      BUSINESS CORPORATIONS ACT AND INTERPRETATION ACT DEFINITIONS APPLICABLE

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

2.       SHARES AND SHARE CERTIFICATES

2.1      AUTHORIZED SHARE STRUCTURE

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2      FORM OF SHARE CERTIFICATE

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3      SHAREHOLDER ENTITLED TO SHARE CERTIFICATE OR ACKNOWLEDGEMENT

Each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder's name or (b) a non-transferable written acknowledgement of the shareholder's right to obtain such a share certificate, provided that in respect of a

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share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgement and delivery of a share certificate or acknowledgement for a share to one of several joint shareholders or to one of the shareholders' duly authorized agents will be sufficient delivery to all.

2.4      DELIVERY BY MAIL

Any share certificate or non-transferable written acknowledgement of a shareholder's right to obtain a share certificate may be sent to the shareholder by mail at the shareholder's registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

2.5      REPLACEMENT OF WORN OUT OR DEFACED SHARE CERTIFICATE OR ACKNOWLEDGEMENT

If the directors are satisfied that a share certificate or a non-transferable written acknowledgement of the shareholder's right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgement, as the case may be, and on such other terms, if any, as they think fit:

         (1) order the share certificate or acknowledgement, as the case may be, to be cancelled; and

         (2) issue a replacement share certificate or acknowledgement, as the case may be.

2.6      REPLACEMENT OF LOST, STOLEN OR DESTROYED SHARE CERTIFICATE OR
         ACKNOWLEDGEMENT

If a share certificate or a non-transferable written acknowledgement of a shareholder's right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgement, as the case may be, must be issued to the person entitled to that share certificate or acknowledgement, as the case may be, if the directors receive:

         (1) proof satisfactory to them that the share certificate or acknowledgement is lost, stolen or destroyed; and

         (2)      any indemnity the directors consider adequate.

2.7      SPLITTING SHARE CERTIFICATES

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder's name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.8      SHARE CERTIFICATE FEE

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.9      RECOGNITION OF TRUSTS

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or

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fraction of a share or (except as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

3.       ISSUE OF SHARES

3.1      DIRECTORS AUTHORIZED

Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2      COMMISSIONS AND DISCOUNTS

The Company may at any time pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3      BROKERAGE

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4      CONDITIONS OF ISSUE

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

         (1) consideration is provided to the Company for the issue of the share by one or more of the following:

                  (a)      past services performed for the Company;

                  (b)      property; or

                  (c)      money; and

         (2) the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5      SHARE PURCHASE WARRANTS AND RIGHTS

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, bonds, shares or any other securities issued or created by the Company from time to time.

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4.       SHARE REGISTERS

4.1      CENTRAL SECURITIES REGISTER

As required by and subject to the Business Corporations Act, the Company must maintain in British Columbia a central securities register. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2      CLOSING REGISTER

The Company must not at any time close its central securities register.

5.       SHARE TRANSFERS

5.1      REGISTERING TRANSFERS

A transfer of a share of the Company must not be registered unless:

         (1) a duly signed instrument of transfer in respect of the share has been received by the Company;

         (2) if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company; and

         (3) if a non-transferable written acknowledgement of the shareholder's right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgement has been surrendered to the Company.

5.2      FORM OF INSTRUMENT OF TRANSFER

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company's share certificates or in any other form that may be approved by the directors from time to time.

5.3      TRANSFEROR REMAINS SHAREHOLDER

Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.4      SIGNING OF INSTRUMENT OF TRANSFER

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgements deposited with the instrument of transfer:

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         (1)      in the name of the person named as transferee in that
                  instrument of transfer; or

         (2) if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5      ENQUIRY AS TO TITLE NOT REQUIRED

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgement of a right to obtain a share certificate for such shares.

5.6      TRANSFER FEE

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

6.       TRANSMISSION OF SHARES

6.1      LEGAL PERSONAL REPRESENTATIVE RECOGNIZED ON DEATH

In case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder's interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2      RIGHTS OF LEGAL PERSONAL REPRESENTATIVE

The legal personal representative has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company.

7.       PURCHASE OF SHARES

7.1      COMPANY AUTHORIZED TO PURCHASE SHARES

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Business Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms specified in such resolution.

7.2      PURCHASE WHEN INSOLVENT

The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

         (1)      the Company is insolvent; or

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         (2)      making the payment or providing the consideration would render the Company insolvent.

7.3      SALE AND VOTING OF PURCHASED SHARES

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

         (1) is not entitled to vote the share at a meeting of its shareholders;

         (2)      must not pay a dividend in respect of the share; and

         (3)      must not make any other distribution in respect of the share.

8.       BORROWING POWERS

The Company, if authorized by the directors, may:

         (1) borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

         (2) issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate;

         (3) guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

         (4) mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

9.       ALTERATIONS

9.1      INCREASE OR REDUCTION IN AUTHORIZED SHARE STRUCTURE

Subject to the Business Corporations Act, the Company may by resolution of the directors increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established.

9.2      ALTERATION OF AUTHORIZED SHARE STRUCTURE

Subject to Article 9.3 and the Business Corporations Act, the Company may by special resolution:

         (1) create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

         (2) subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

         (3) if the Company is authorized to issue shares of a class of shares with par value:

                  (a)      decrease the par value of those shares; or

                  (b) if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

         (4) change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

         (5)      alter the identifying name of any of its shares; or

         (6) otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

9.3      SPECIAL RIGHTS AND RESTRICTIONS

Subject to the Business Corporations Act, the Company may by special resolution:

         (1) create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

         (2) vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

9.4      CHANGE OF NAME

The Company may by resolution of the directors authorize an alteration of its Notice of Articles in order to change its name or adopt or change any translation of that name.

9.5      OTHER ALTERATIONS

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by special resolution alter these Articles.

10.      MEETINGS OF SHAREHOLDERS

10.1     ANNUAL GENERAL MEETINGS

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

10.2     RESOLUTION INSTEAD OF ANNUAL GENERAL MEETING

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company's annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3     CALLING OF MEETINGS OF SHAREHOLDERS

The directors may, whenever they think fit, call a meeting of shareholders.

10.4     NOTICE FOR MEETINGS OF SHAREHOLDERS

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

         (1) if and for so long as the Company is a public company, 21 days;

         (2)      otherwise, 10 days.

10.5     LOCATION OF MEETING

A meeting of the shareholders may be held anywhere in North America as determined by the directors.

10.6     RECORD DATE FOR NOTICE

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

         (1) if and for so long as the Company is a public company, 21 days;

         (2)      otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7     RECORD DATE FOR VOTING

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.8     FAILURE TO GIVE NOTICE AND WAIVER OF NOTICE

The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

10.9     NOTICE OF SPECIAL BUSINESS AT MEETINGS OF SHAREHOLDERS

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

         (1)      state the general nature of the special business; and

         (2) if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

                  (a)      at the meeting; or

                  (b) at the Company's records office, or at such other reasonably accessible location in British Columbia as is specified in the notice, during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

10.10    CLASS MEETINGS AND SERIES MEETINGS OF SHAREHOLDERS

Unless otherwise specified in these Articles, the provisions of these Articles relating to a meeting of shareholders will apply, with the necessary changes and so far as they are applicable, to a class meeting or series meeting of shareholders holding a particular class or series of shares.

11.      PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1     SPECIAL BUSINESS

At a meeting of shareholders, the following business is special business:

         (1) at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

         (2) at an annual general meeting, all business is special business except for the following:

                  (a) business relating to the conduct of or voting at the meeting;

                  (b) consideration of any financial statements of the Company presented to the meeting;

                  (c) consideration of any reports of the directors or auditor;

                  (d)      the setting or changing of the number of directors;

                  (e)      the election or appointment of directors;

                  (f)      the appointment of an auditor;

                  (g)      the setting of the remuneration of an auditor;

                  (h) business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

                  (i) any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2     SPECIAL MAJORITY

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3     QUORUM

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting.

11.4     ONE SHAREHOLDER MAY CONSTITUTE QUORUM

If there is only one shareholder entitled to vote at a meeting of shareholders:

         (1) the quorum is one person who is, or who represents by proxy, that shareholder, and

         (2) that shareholder, present in person or by proxy, may constitute the meeting.

11.5     OTHER PERSONS MAY ATTEND

The directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.6     REQUIREMENT OF QUORUM

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7     LACK OF QUORUM

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

         (1) in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

         (2) in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8     LACK OF QUORUM AT SUCCEEDING MEETING

If, at the meeting to which the meeting referred to in Article 11.7(2) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9     CHAIR

The following individual is entitled to preside as chair at a meeting of shareholders:

         (1)      the chair of the board, if any; or

         (2) if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

11.10    SELECTION OF ALTERNATE CHAIR

If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.11    ADJOURNMENTS

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.12    NOTICE OF ADJOURNED MEETING

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13    DECISIONS BY SHOW OF HANDS OR POLL

Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair of the meeting or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

11.14    DECLARATION OF RESULT

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.15    MOTION NEED NOT BE SECONDED

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.16    CASTING VOTE

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.17    MANNER OF TAKING POLL

Subject to Article 11.18, if a poll is duly demanded at a meeting of shareholders:

         (1)      the poll must be taken:

                  (a) at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

                  (b) in the manner, at the time and at the place that the chair of the meeting directs;

         (2) the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

         (3) the demand for the poll may be withdrawn by the person who demanded it.

11.18    DEMAND FOR POLL ON ADJOURNMENT

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.19    CHAIR MUST RESOLVE DISPUTE

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.20    CASTING OF VOTES

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.21    DEMAND FOR POLL

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22    DEMAND FOR POLL NOT TO PREVENT CONTINUANCE OF MEETING

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.23    RETENTION OF BALLOTS AND PROXIES

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

11.24    ORDINARY RESOLUTION

Unless the Business Corporations Act or these Articles otherwise provide, any action that must or may be taken or authorized by the shareholders may be taken or authorized by an ordinary resolution.

12.      VOTES OF SHAREHOLDERS

12.1     NUMBER OF VOTES BY SHAREHOLDER OR BY SHARES

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

         (1) on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

         (2) on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2     VOTES OF PERSONS IN REPRESENTATIVE CAPACITY

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3     VOTES BY JOINT HOLDERS

If there are joint shareholders registered in respect of any share:

         (1) any one of the joint shareholders may vote at any meeting of shareholders, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

         (2) if more than one of the joint shareholders is present at any meeting of shareholders, personally or by proxy, and more than one of the joint shareholders votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4     LEGAL PERSONAL REPRESENTATIVES AS JOINT SHAREHOLDERS

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders.

12.5     REPRESENTATIVE OF A CORPORATE SHAREHOLDER

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

         (1) for that purpose, the instrument appointing a representative must:

                  (a) be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

                  (b) be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting;

         (2)      if a representative is appointed under this Article 12.5:

                  (a) the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

                  (b) the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6     PROXY PROVISIONS DO NOT APPLY TO ALL COMPANIES

If and for so long as the Company is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply, Articles 12.7 to 12.15 apply only insofar as they are not inconsistent with any securities legislation in any province or territory of Canada or in the federal jurisdiction of the United States or in any states of the United States that is applicable to the Company and insofar as they are not inconsistent with the regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by securities commissions or similar authorities appointed under that legislation.

12.7     APPOINTMENT OF PROXY HOLDERS

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.8     ALTERNATE PROXY HOLDERS

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.9     WHEN PROXY HOLDER NEED NOT BE SHAREHOLDER

A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

         (1)      the Company is a public company;

         (2) the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

         (3) the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or

         (4) the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

12.10    DEPOSIT OF PROXY

A proxy for a meeting of shareholders must:

         (1) be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

         (2) unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.11    VALIDITY OF PROXY VOTE

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

         (1) at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

         (2)      by the chair of the meeting, before the vote is taken.

12.12    FORM OF PROXY

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

                                [name of company]
                                 (the "Company")

         The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

         Number of shares in respect of which this proxy is given (if no number is specified, then this proxy if given in respect of all shares registered in the name of the shareholder):______________.

                                               Signed [month, day, year]

                                               _________________________________
                                               [Signature of shareholder]

                                               _________________________________
                                               [Name of shareholder-  printed]

12.13    REVOCATION OF PROXY

Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is:

         (1) received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

         (2)      provided at the meeting to the chair of the meeting.

12.14    REVOCATION OF PROXY MUST BE SIGNED

An instrument referred to in Article 12.13 must be signed as follows:

         (1) if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy; or

         (2) if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under
                  Article 12.5.

12.15    PRODUCTION OF EVIDENCE OF AUTHORITY TO VOTE

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

13.      DIRECTORS

13.1     FIRST DIRECTORS; NUMBER OF DIRECTORS

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 14.8, is set at:

         (1) subject to paragraphs (2) and (3), the number of directors that is equal to the number of the Company's first directors;

         (2) if the Company is a public company, the greater of three and the most recently set of:

                  (a) the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

                  (b)      the number of directors set under Article 14.4; or

         (3) if the Company is not a public company, the most recently set of:

                  (a) the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

                  (b)      the number of directors set under Article 14.4.

13.2     CHANGE IN NUMBER OF DIRECTORS

If the number of directors is set under Articles 13.1(2)(a) or 13.1(3)(a):

         (1) the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number; or

         (2) if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3     DIRECTORS' ACTS VALID DESPITE VACANCY

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4     QUALIFICATIONS OF DIRECTORS

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5     REMUNERATION OF DIRECTORS

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.6     REIMBURSEMENT OF EXPENSES OF DIRECTORS

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

13.7     SPECIAL REMUNERATION FOR DIRECTORS

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company's business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.8     GRATUITY, PENSION OR ALLOWANCE ON RETIREMENT OF DIRECTOR

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

14.      ELECTION AND REMOVAL OF DIRECTORS

14.1     ELECTION AT ANNUAL GENERAL MEETING

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

         (1) the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

         (2) all the directors cease to hold office immediately before the election or appointment of directors under paragraph (1), but are eligible for re-election or re-appointment.

14.2     CONSENT TO BE A DIRECTOR

No election, appointment or designation of an individual as a director is valid unless:

         (1) that individual consents to be a director in the manner provided for in the Business Corporations Act;

         (2) that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

         (3) with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

14.3     FAILURE TO ELECT OR APPOINT DIRECTORS

If:

         (1) the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by
                  Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

         (2) the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

         (3)      when his or her successor is elected or appointed; and

         (4) when he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.4     PLACES OF RETIRING DIRECTORS NOT FILLED

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5     DIRECTORS MAY FILL CASUAL VACANCIES,

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6     REMAINING DIRECTORS POWER TO ACT

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7     SHAREHOLDERS MAY FILL VACANCIES

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8     ADDITIONAL DIRECTORS

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:

         (1) one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

         (2) in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(1), but is eligible for re-election or re-appointment.

14.9     CEASING TO BE A DIRECTOR

A director ceases to be a director when:

         (1)      the term of office of the director expires;

         (2)      the director dies;

         (3) the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

         (4) the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10    REMOVAL OF DIRECTOR BY SHAREHOLDERS

The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11    REMOVAL OF DIRECTOR BY DIRECTORS

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

15.      ALTERNATE DIRECTORS

15.1     APPOINTMENT OF ALTERNATE DIRECTOR

Any director (an "appointor") may by notice in writing received by the Company appoint any person (an "appointee") who is qualified to act as a director to be his or her alternate to act in his or her place at meetings of the directors or committees of the directors at which the appointor is not present unless (in the case of an appointee who is not a director) the directors have reasonably disapproved the appointment of such person as an alternate director and have given notice to that effect to his or her appointor within a reasonable time after the notice of appointment is received by the Company.

15.2     NOTICE OF MEETINGS

Every alternate director so appointed is entitled to notice of meetings of the directors and of committees of the directors of which his or her appointor is a member and to attend and vote as a director at any such meetings at which his or her appointor is not present.

15.3     ALTERNATE FOR MORE THAN ONE DIRECTOR ATTENDING MEETINGS

A person may be appointed as an alternate director by more than one director, and an alternate director:

         (1) will be counted in determining the quorum for a meeting of directors once for each of his or her appointors and, in the case of an appointee who is also a director, once more in that capacity;

         (2) has a separate vote at a meeting of directors for each of his or her appointors and, in the case of an appointee who is also a director, an additional vote in that capacity;

         (3) will be counted in determining the quorum for a meeting of a committee of directors once for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, once more in that capacity; and

         (4) has a separate vote at a meeting of a committee of directors for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, an additional vote in that capacity.

15.4     CONSENT RESOLUTIONS

Every alternate director, if authorized by the notice appointing him or her, may sign in place of his or her appointor any resolutions to be consented to in writing.

15.5     ALTERNATE DIRECTOR NOT AN AGENT

Every alternate director is deemed not to be the agent of his or her appointor.

15.6     REVOCATION OF APPOINTMENT OF ALTERNATE DIRECTOR

An appointor may at any time, by notice in writing received by the Company, revoke the appointment of an alternate director appointed by him or her.

15.7     CEASING TO BE AN ALTERNATE DIRECTOR

The appointment of an alternate director ceases when:

         (1) his or her appointor ceases to be a director and is not promptly re-elected or re-appointed;

         (2)      the alternate director dies;

         (3) the alternate director resigns as an alternate director by notice in writing provided to the Company or a lawyer for the Company;

         (4) the alternate director ceases to be qualified to act as a director; or

         (5) his or her appointor revokes the appointment of the alternate director.

15.8     REMUNERATION AND EXPENSES OF ALTERNATE DIRECTOR

The Company may reimburse an alternate director for the reasonable expenses that would be properly reimbursed if he or she were a director, and the alternate director is entitled to receive from the Company such proportion, if any, of the remuneration otherwise payable to the appointor as the appointor may from time to time direct.

16.      POWERS AND DUTIES OF DIRECTORS

16.1     POWERS OF MANAGEMENT

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

16.2     APPOINTMENT OF ATTORNEY OF COMPANY

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

16.3     REMUNERATION OF AUDITOR

The directors may set the remuneration of the auditor of the Company.

17.      INTERESTS OF DIRECTORS AND OFFICERS

17.1     OBLIGATION TO ACCOUNT FOR PROFITS

A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

17.2     RESTRICTIONS ON VOTING BY REASON OF INTEREST

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors' resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

17.3     INTERESTED DIRECTOR COUNTED IN QUORUM

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any of the resolutions considered at the meeting.

17.4     DISCLOSURE OF CONFLICT OF INTEREST OR PROPERTY

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual's duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

17.5     DIRECTOR HOLDING OTHER OFFICE IN THE COMPANY

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

17.6     NO DISQUALIFICATION

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

17.7     PROFESSIONAL SERVICES BY DIRECTOR OR OFFICER

Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

17.8     DIRECTOR OR OFFICER IN OTHER CORPORATIONS

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

18.      PROCEEDINGS OF DIRECTORS

18.1     MEETINGS OF DIRECTORS

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

18.2     VOTING AT MEETINGS

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

18.3     CHAIR OF MEETINGS

The following individual is entitled to preside as chair at a meeting of directors:

         (1)      the chair of the board, if any;

         (2) in the absence of the chair of the board, the president, if any, if the president is a director; or

         (3)      any other director chosen by the directors if:

                  (a) neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

                  (b) neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

                  (c) the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

18.4     MEETINGS BY TELEPHONE OR OTHER COMMUNICATIONS MEDIUM

A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation. A director who participates in a meeting in a manner contemplated by this Article 18.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

18.5     CALLING OF MEETINGS

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

18.6     NOTICE OF MEETINGS,

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 18.1, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors and the alternate directors by any method set out in Article 24.1 or orally or by telephone.

18.7     WHEN NOTICE NOT REQUIRED

It is not necessary to give notice of a meeting of the directors to a director or an alternate director if:

         (1) the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

         (2) the director or alternate director, as the case may be, has waived notice of the meeting.

18.8     MEETING VALID DESPITE FAILURE TO GIVE NOTICE

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director or alternate director, does not invalidate any proceedings at that meeting.

18.9     WAIVER OF NOTICE OF MEETINGS

Any director or alternate director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and, unless the director otherwise requires by notice in writing to the Company, to his or her alternate director, and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director or alternate director.

18.10    QUORUM

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at two directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

18.11    VALIDITY OF ACTS WHERE APPOINTMENT DEFECTIVE

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

18.12    CONSENT RESOLUTIONS IN WRITING

A resolution of the directors or of any committee of the directors may be passed without a meeting:

         (1) in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or

         (2) in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that he or she has or may have a disclosable interest, if each of the other directors who are entitled to vote on the resolution consents to it in writing.

A consent in writing under this Article may be by signed document, fax, email or any other method of transmitting legibly recorded messages. A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing. A resolution of the directors or of any committee of the directors passed in accordance with this Article 18.12 is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

19.      EXECUTIVE AND OTHER COMMITTEES

19.1     APPOINTMENT AND POWERS OF EXECUTIVE COMMITTEE

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors' powers, except:

         (1)      the power to fill vacancies in the board of directors;

         (2)      the power to remove a director;

         (3) the power to change the membership of, or fill vacancies in, any committee of the directors; and

         (4) such other powers, if any, as may be set out in the resolution or any subsequent directors' resolution.

19.2     APPOINTMENT AND POWERS OF OTHER COMMITTEES

The directors may, by resolution:

         (1) appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

         (2) delegate to a committee appointed under paragraph (1) any of the directors' powers, except:

                  (a) the power to fill vacancies in the board of directors;

                  (b)      the power to remove a director;

                  (c) the power to change the membership of, or fill vacancies in, any committee of the directors; and

                  (d) the power to appoint or remove officers appointed by the directors; and

         (3) make any delegation referred to in paragraph (2) subject to the conditions set out in the resolution or any subsequent directors' resolution.

19.3     OBLIGATIONS OF COMMITTEES

Any committee appointed under Articles 19.1 or 19.2, in the exercise of the powers delegated to it, must:

         (1) conform to any rules that may from time to time be imposed on it by the directors; and

         (2) report every act or thing done in exercise of those powers at such times as the directors may require.

19.4     POWERS OF BOARD

The directors may, at any time, with respect to a committee appointed under Articles 19.1 or 19.2:

         (1) revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

         (2) terminate the appointment of, or change the membership of, the committee; and

         (3)      fill vacancies in the committee.

19.5     COMMITTEE MEETINGS

Subject to Article 19.3(1) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 19.1 or 19.2:

         (1)      the committee may meet and adjourn as it thinks proper;

         (2) the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

         (3) a majority of the members of the committee constitutes a quorum of the committee; and

         (4) questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

20.      OFFICERS

20.1     DIRECTORS MAY APPOINT OFFICERS

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

20.2     FUNCTIONS, DUTIES AND POWERS OF OFFICERS

The directors may, for each officer:

         (1)      determine the functions and duties of the officer;

         (2) entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

         (3) revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

20.3     QUALIFICATIONS

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as a managing director must be a director. Any other officer need not be a director.

20.4     REMUNERATION AND TERMS OF APPOINTMENT

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors thinks fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

21.      INDEMNIFICATION

21.1     DEFINITIONS

In this Article 21:

         (1) "eligible penalty" means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

         (2) "eligible proceeding" means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Company (an "eligible party") or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Company:

                  (a)      is or may be joined as a party; or

                  (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding; and

         (3)      "expenses" has the meaning set out in the Business
                  Corporations Act.

21.2     MANDATORY INDEMNIFICATION OF DIRECTORS AND FORMER DIRECTORS

Subject to the Business Corporations Act, the Company must indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 21.2.

21.3     INDEMNIFICATION OF OTHER PERSONS

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

21.4     NON-COMPLIANCE WITH BUSINESS CORPORATIONS ACT

The failure of a director, alternate director or officer of the Company, to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Article.

21.5     COMPANY MAY PURCHASE INSURANCE

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

         (1) is or was a director, alternate director, officer, employee or agent of the Company;

         (2) is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

         (3) at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or

         (4) at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

22.      DIVIDENDS

22.1     PAYMENT OF DIVIDENDS SUBJECT TO SPECIAL RIGHTS

The provisions of this Article 22 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

22.2     DECLARATION OF DIVIDENDS

Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

22.3     NO NOTICE REQUIRED

The directors need not give notice to any shareholder of any declaration under
Article 22.2.

22.4     RECORD DATE

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the dividend.

22.5     MANNER OF PAYING DIVIDEND

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

22.6     SETTLEMENT OF DIFFICULTIES

If any difficulty arises in regard to a distribution under Article 22.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

         (1)      set the value for distribution of specific assets;

         (2) determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

         (3) vest any such specific assets in trustees for the persons entitled to the dividend.

22.7     WHEN DIVIDEND PAYABLE

Any dividend may be made payable on such date as is fixed by the directors.

22.8     DIVIDENDS TO BE PAID IN ACCORDANCE WITH NUMBER OF SHARES

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

22.9     RECEIPT BY JOINT SHAREHOLDERS

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

22.10    DIVIDEND BEARS NO INTEREST

No dividend bears interest against the Company.

22.11    FRACTIONAL DIVIDENDS

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

22.12    PAYMENT OF DIVIDENDS

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

22.13    CAPITALIZATION OF SURPLUS

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.

22.14    SET ASIDE FUNDS

The directors may, before declaring any dividend, set aside such sums as they think proper as a reserve or reserves, which shall, at the discretion of the directors, be applicable for meeting contingencies, or for equalizing dividends, or for any other purpose and pending such application may, at the discretion of the directors, either be employed in the business of the Company or be invested in such investments as the directors may from time to time determine. The directors may also, without placing the same in reserve, carry forward such sums which they think prudent not to divide.

23.      ACCOUNTING RECORDS

23.1     RECORDING OF FINANCIAL AFFAIRS

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

23.2     INSPECTION OF ACCOUNTING RECORDS

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

24.      NOTICES

24.1     METHOD OF GIVING NOTICE

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

         (1) mail addressed to the person at the applicable address for that person as follows:

                  (a) for a record mailed to a shareholder, the shareholder's registered address;

                  (b) for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class; or

                  (c) in any other case, the mailing address of the intended recipient;

         (2) delivery at the applicable address for that person as follows, addressed to the person:

                  (a) for a record delivered to a shareholder, the shareholder's registered address;

                  (b) for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class; or

                  (c) in any other case, the delivery address of the intended recipient;

         (3) sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

         (4) sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class; or

         (5)      physical delivery to the intended recipient.

24.2     DEEMED RECEIPT OF MAILING

A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 24.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.

24.3     CERTIFICATE OF SENDING

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that capacity on behalf of the Company stating that a notice, statement, report or other record was sent in accordance with Article 24.1 is conclusive evidence of that fact.

24.4     NOTICE TO JOINT SHAREHOLDERS

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

24.5     NOTICE TO TRUSTEES

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

         (1)      mailing the record, addressed to them:

                  (a) by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

                  (b) at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

         (2) if an address referred to in paragraph (1)(b) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

25.      SEAL

25.1     WHO MAY ATTEST SEAL

Except as provided in Articles 25.2 and 25.3, the Company's seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

         (1)      any two directors;

         (2)      any officer, together with any director;

         (3)      if the Company only has one director, that director; or

         (4) any one or more directors or officers or persons as may be determined by the directors.

25.2     SEALING COPIES

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 25.1, the impression of the seal may be attested by the signature of any director, officer or other person as may be determined by the directors.

25.3     MECHANICAL REPRODUCTION OF SEAL

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these

Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and such persons as are authorized under
Article 25.1 to attest the Company's seal may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

26.      PROHIBITIONS

26.1     DEFINITIONS

In this Article 26:

         (1)      "designated security" means:

                  (a)      a voting security of the Company;

                  (b) a security of the Company that is not a debt security and that carries a residual right to participate in the earnings of the Company or, on the liquidation or winding up of the Company, in its assets; or

                  (c) a security of the Company convertible, directly or indirectly, into a security described in paragraph
                           (a) or (b);

         (2) "security" has the meaning assigned in the Securities Act (British Columbia); and

         (3)      "voting security" means a security of the Company that:

                  (a)      is not a debt security, and

                  (b) carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing.

26.2     APPLICATION

Article 26.3 does not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply.

26.3     CONSENT REQUIRED FOR TRANSFER OF SHARES OR DESIGNATED SECURITIES

No share or designated security may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

27. SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE COMMON SHARES WITHOUT PAR VALUE

The Common Shares without par value in the capital of the Company (the "Common Shares") shall have attached thereto the following special rights and restrictions:

27.1     VOTING

The holders of the Common Shares shall be entitled to one vote in respect of each Common Share held at any meeting of the shareholders of the Company.

27.2     DIVIDENDS

Subject to the prior rights of the holders of the Preferred Shares, the holders of the Common Shares, in the absolute discretion of the directors, shall be entitled to receive, and the Company shall pay thereon, out of moneys of the Company properly applicable to the payment of dividends, when declared by the directors, only such dividends as may be declared from time to time in respect of the Common Shares.

27.3     LIQUIDATION, DISSOLUTION OR WINDING-UP

Subject to the prior payment to the holders of the Preferred Shares as set out in Article 28.2 in the event of the liquidation, dissolution or winding-up of the Company or other distribution of the assets of the Company among its shareholders, the holders of the Common Shares shall be entitled to share pro rata in the distribution of the balance of the assets.

28. SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE PREFERRED SHARES WITHOUT PAR VALUE

The Preferred Shares without par value in the capital of the Company (the "Preferred Shares") shall have attached thereto the following special rights and restrictions:

28.1     ISSUABLE IN SERIES

The Preferred Shares may be issued at any time or times in one or more series, and the directors may, by resolution, alter the Notice of Articles and the Articles of the Company to fix the number of Preferred Shares in, and to determine the designation of the shares of, each series and to create, define and attach special rights and restrictions to the shares of each series, subject to the special rights and restrictions hereby attached to the Preferred Shares as a class. A resolution under this Article 28.1 may only be passed prior to the issue of Preferred Shares of the series to which the resolution relates.

28.2     PREFERENCE OVER JUNIOR SHARES

The Preferred Shares shall be entitled to preference over the Common Shares with respect to the payment of dividends and the distribution of assets of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs; and the Preferred Shares of each series may be given such other preference not inconsistent herewith over the Common Shares determined in the case of each series authorized to be issued.

28.3     PARITY AMONG SERIES

         (1) Where cumulative dividends with respect to a series of Preferred Shares are not paid in full, the shares of all series of Preferred Shares shall participate rateably with respect to accumulated dividends in accordance with the amounts that would be payable on those shares if all the accumulated dividends were paid in full.

         (2) Where amounts payable on winding-up, or on the occurrence of any other event as a result of which the holders of the shares of all series of Preferred Shares are then entitled to a return of capital, are not paid in full, the shares of all series of Preferred Shares shall participate rateably in a return of capital in respect of the Preferred Shares as a class in accordance with the amounts that would be payable on the return of capital if all amounts so payable were paid in full.

28.4     RESTRICTION ON CREATING NEW SHARES

So long as any Preferred Shares are outstanding, the Company shall not at any time without, in addition to any approval that may then be prescribed by applicable law, the approval of the registered holders of the Preferred Shares given in writing by the registered holders of two-thirds of the Preferred Shares or given by a resolution passed at a meeting called and conducted in accordance with Article 28.7 hereof and carried by the affirmative vote of not less than two-thirds of the votes cast at such meeting, create or issue any shares ranking prior to the Preferred Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs.

28.5     NON-VOTING

Except as otherwise provided with respect to any particular series of Preferred Shares and except as otherwise required by law, the registered holders of the Preferred Shares shall not be entitled as a class to receive notice of or to attend or to vote at any meetings of the Company.

28.6     AMENDMENTS

The special rights and restrictions attached to the Preferred Shares as a class may be varied or abrogated at any time or from time to time with, in addition to any approval that may then be prescribed by applicable law, the approval of the registered holders of the Preferred Shares given in writing by the registered holders of two-thirds of the Preferred Shares or given by a resolution passed at a meeting called and conducted in accordance with Article 28.7 hereof and carried by the affirmative vote of not less than two-thirds of the votes cast at such meeting.

28.7     MEETINGS OF REGISTERED HOLDERS OF PREFERRED SHARES

The formalities to be observed with respect to giving notice of and voting at any meeting of the registered holders of Preferred Shares, the quorum therefor and the conduct thereof shall, with the necessary changes and so far as applicable, be those from time to time prescribed by the Articles of the Company with respect to meetings of shareholders.

29. SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE PREFERRED SHARES, SERIES A WITHOUT PAR VALUE

The Preferred shares, Series A of the Corporation (the "SERIES A PREFERRED SHARES") shall consist of 9,873,204 shares. In addition and subject to the special rights and restrictions attached to the Preferred Shares as a class, the Series A Preferred Shares shall have attached thereto the following special rights and restrictions:

29.1     DEFINITIONS

For purposes of the provisions of these articles relating to the Series A Preferred Shares, the following definitions shall apply:

         (a) "ADDITIONAL COMMON SHARES" shall have the meaning ascribed thereto in Article 29.4(d)(1).

         (b)      "ADDITIONAL NOTICE" shall have the meaning ascribed thereto in
                  Article 29.6(g).

         (c) "BOARD OF DIRECTORS" shall mean the board of directors of the Company.

         (d) "COMMON SHARES" shall mean the common shares in the capital of the Company.

         (e)      "CONVERSION RATE" shall have the meaning ascribed thereto in
                  Article 29.4(a).

         (f)      "CONVERSION RIGHTS" shall have the meaning ascribed thereto in
                  Article 29.4.

         (g) "CONVERTIBLE SECURITIES" shall mean any bonds, debentures, notes or other evidences of indebtedness, and any warrants, shares or any other securities (other than the Series A Preferred Shares) convertible into, exercisable for, or exchangeable for Common Shares.

         (h)      "COMPANY" shall mean Aspreva Pharmaceuticals Corporation.

         (i)      "COMPANY NOTICE" shall have the meaning ascribed thereto in
                  Article 29.6(b).

         (j) "DELINQUENT HOLDERS" shall have the meaning ascribed thereto in Article 29.6(d)(3).

         (k)      "DELINQUENT NOTICE" shall have the meaning ascribed thereto in
                  Article 29.6(d)(3).

         (l) "DELINQUENT NOTICE PERIOD" shall have the meaning ascribed thereto in Article 29.6(d)(3).

         (m)      "DILUTIVE ISSUANCE" shall have the meaning ascribed thereto in
                  Article 29.4(k)(1).

         (n) "DISTRIBUTION" means the transfer of cash or property without consideration, whether by way of dividend or otherwise (except a dividend in shares of the Company) or the repurchase by the Company of its shares (other than in connection with the repurchase of any Common Shares issued to or held by employees, consultants, officers or directors pursuant to agreements providing for the right of such repurchase) for cash or property.

         (o) "INITIATOR" shall have the meaning ascribed thereto in Article 29.6(b).

         (p)      "LIQUIDATION" shall have the meaning ascribed thereto in
                  Article 29.3(a).

         (q)      "LIQUIDATION EVENT" shall have the meaning ascribed thereto in
                  Article 29.3(c).

         (r) "LIQUIDATION PREFERENCE" shall have the meaning ascribed thereto in Article 29.3(a).

         (s)      "OFFERED SHARES" shall have the meaning ascribed thereto in
                  Article 29.6(d)(3).

         (t) "OPTIONS" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Shares or Convertible Securities.

         (u) "ORIGINAL ISSUE DATE" shall mean the date upon which Series A Preferred Shares are first issued.

         (v) "ORIGINAL PURCHASE PRICE" shall mean US$5.3680645613 for each Series A Preferred Share, subject to equitable and proportional adjustment in the event of stock splits, reverse splits, recapitalization and similar events affecting the Series A Preferred Shares.

         (w)      "PERMITTED SHARES" shall have the meaning ascribed thereto in
                  Article 29.6(f).

         (x) "PREFERRED SHARES" shall mean the class of Preferred shares, issuable in series, in the capital of the Company.

         (y) "QUALIFIED IPO" shall mean a firmly underwritten public offering pursuant to the United States Securities Act of 1933, as amended, (the "SECURITIES ACT") on Form S-1 or Form F-1 (as defined in the Securities Act), or an offering by way of prospectus in Canada in the Provinces of British Columbia, Ontario, and Alberta and a contemporaneous listing on the Toronto Stock Exchange, which results in aggregate gross cash proceeds to the Company of at least US$40,000,000 (net of underwriting discounts and commissions) and at a price per share to the public (prior to underwriter commissions and expenses) of not less than two (2) times the Original Purchase Price (as adjusted to reflect any stock split, stock dividend, reverse stock split and similar event after the Original Issue
                  Date); provided that to the extent that the price per share at the time of the public offering is less than two (2) times the Series A Conversion Price but greater than 1.5 times the Series A Conversion Price, the Series A Conversion Price shall be adjusted so that the Series A Preferred Shares will convert into the number of Common Shares at the adjusted Series A Conversion Price such that the price per share at the time of the public offering shall be two (2) times the adjusted Series A Conversion Price.

         (z) "REDEEMABLE PREFERRED SHARES" shall have the meaning ascribed thereto in Article 29.6(g).

         (aa)     "REDEEMING HOLDERS" shall have the meaning ascribed thereto in
                  Article 29.6(d)(3).

         (bb)     "REDEMPTION DATE" shall have the meaning ascribed thereto in
                  Article 29.6(b).

         (cc) "REDEMPTION DIVIDEND" shall have the meaning ascribed thereto in Article 29.6(f).

         (dd)     "REDEMPTION NOTICE" shall have the meaning ascribed thereto in
                  Article 29.6(b).

         (ee)     "REDEMPTION PRICE" shall have the meaning ascribed thereto in
                  Article 29.6(a).

         (ff)     "REDEMPTION RATE" shall have the meaning ascribed thereto in
                  Article 29.6(f).

         (gg) "REDEMPTION REVOCATION NOTICE" shall have the meaning ascribed thereto in Article 29.6(d)(3).

         (hh)     "REDEMPTION RIGHT" shall have the meaning ascribed thereto in
                  Article 29.6(a).

         (ii) "SERIES A CONVERSION PRICE" shall have the meaning ascribed thereto in Article 29.4(a).

         (jj) "SERIES A DIRECTORS" shall mean the nominees to the Board of Directors of the Series A Holders.

         (kk)     "SERIES A HOLDER" shall mean a holder of Series A Preferred
                  Shares.

         (ll) "SERIES A PREFERRED SHARES" shall mean the Series A Preferred Shares of the Company.

         (mm) "SHAREHOLDERS' AGREEMENT" shall mean any shareholders agreement between the Company and certain of its shareholders to which a Series A Holder is a party, as amended from time to time.

29.2     DIVIDENDS

         (a) TREATMENT OF SERIES A PREFERRED SHARES. The Series A Holders shall be entitled to receive annual dividends calculated at the rate of eight percent (8%) of the Original Purchase Price, out of any assets at the time legally available therefor, when, as and if declared by the Board of Directors. The Board of Directors is under no obligation to declare dividends, no rights shall accrue to the Series A Holders if dividends are not declared, and any dividends declared shall be non-cumulative. To the extent that the Company declares or pays dividends on any of the Common Shares, the Company shall declare and pay a participating dividend on each Series A Preferred Share on an as-converted to a Common Share basis, and no dividend shall be paid on the Common Shares at a rate greater than the rate at which dividends are paid on the Series A Preferred Shares. The number of Common Shares into which Series A Preferred Shares are convertible shall be determined as of the date on which the dividend is declared.

         (b) PRIORITY OF DIVIDENDS. The Company shall make no Distribution to the holders of any Common Shares except in accordance with
                  Article 29.2(a) above, and no Distributions shall be paid on any Common Shares during any fiscal year of the Company until dividends in the amount set forth in Article 29.2(a) above have been paid to the holders of Series A Preferred Shares, or declared and set apart for payment in respect of each outstanding Series A Preferred Share, during that fiscal year.

         (c) RANKING OF DIVIDENDS. The Series A Preferred Shares shall, with respect to the payment of any dividends, rank on a parity with respect to priority with the Preferred Shares of every other series.

29.3     LIQUIDATION RIGHTS

         (a) Liquidation Preference. In the event of any liquidation, dissolution or winding up of the affairs of the Company (a "Liquidation"), either voluntary or involuntary, the Series A Holders shall be entitled, out of the assets of the Company available for distribution to the holders of the Company's capital stock, an amount equal to the Original Purchase Price plus an amount equal to all declared and unpaid dividends thereon (the "Liquidation Preference"), if any, to the date that payment is made, before any payment shall be made or any assets distributed to the holders of Common Shares or any other class of shares of the Company. If upon the liquidation, dissolution or winding up of the affairs of the Company, the assets to be distributed among the holders of the Preferred Shares are insufficient to permit the payment to such holders of the full amounts to be distributed to them, then the entire assets of the Company legally available for distribution shall be distributed rateably among the holders of the Preferred Shares, pari passu, in proportion to the full preferential amount each such holder is otherwise entitled to receive.

         (b) NO FURTHER PREFERRED SHARES PARTICIPATION. After the payment to the Series A Holders of the full amounts to be distributed to them as set forth above, or funds necessary for such payment have been set aside by the Company in trust for the exclusive benefit of such holders so as to be available for such payment, the Series A Holders shall have no further right to share in any further distribution of the assets and properties of the Company.

         (c) DEEMED LIQUIDATION. For purposes of this Article 29.3, a Liquidation shall be deemed to be occasioned by, or to include: (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Company); or (ii) a sale of all or substantially all of the assets of the Company; provided, however, that, in each such case, the applicable transaction shall not be deemed a Liquidation if the Company's shareholders of record as constituted immediately prior to such acquisition or sale hold greater than fifty percent (50%) of the total combined voting power of the surviving or acquiring entity immediately after such acquisition or sale (by virtue of securities issued as consideration for such transaction) in substantially the same relative proportions (the "LIQUIDATION EVENT").

         (d) SHARES NOT TREATED AS BOTH SERIES A PREFERRED SHARES AND COMMON SHARES IN ANY DISTRIBUTION. Series A Preferred Shares shall not be entitled to be converted into Common Shares in order to participate in any distribution, or series of distributions, as Common Shares, without first foregoing participation in the distribution, or series of distributions described in this Article 29.3, as Series A Preferred Shares. After conversion of any Series A Preferred Shares into Common Shares, the holder of such shares participates rateably in any distribution of the assets of the Company among the holders of Common Shares, and is not entitled to receive any preferential payments contemplated in this Article 29.3.

         (e) NON-CASH CONSIDERATION. If any property distributed to shareholders of the Company in connection with any Liquidation is other than cash, then the value of such property shall be its aggregate market value as determined in good faith by the Board of Directors, except that any securities to be distributed to shareholders in a Liquidation shall be valued as follows:

                  (1) The method of valuation of securities not subject to investment letter or other similar restrictions on free marketability shall be as follows:

                           (A) if the securities are actively traded on The Toronto Stock Exchange, a United Stated securities exchange or the Nasdaq National Market (or a similar quotation system), then the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) days prior to the distribution;

                           (B) if the securities are actively traded over-the-counter, then the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three (3) days prior to the distribution; and

                           (C) if there is no active public market for the securities, then the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

                  (2) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in subparagraphs 29.3(e)(1)(A), 29.3(e)(1)(B) or
                           29.3(e)(1)(C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

29.4     CONVERSION

         The Series A Preferred Shares shall have conversion rights as follows (the "CONVERSION RIGHTS"):

         (a) OPTIONAL CONVERSION. Each Series A Preferred Share shall be convertible, at the option of the holder thereof, at any time and from time to time after the date of issuance of such share, by notice in writing delivered to the Company and signed by such holder specifying the number of Series A Preferred Shares such holder wishes to convert. Each Series A Preferred Share shall be convertible into that number of fully-paid and non-assessable Common Shares that is equal to the Original Purchase Price divided by the Series A Conversion Price (the "CONVERSION RATE"). The "SERIES A CONVERSION PRICE" shall initially be the Original Purchase Price, and shall be subject to adjustment as provided herein.

         (b) AUTOMATIC CONVERSION. Each Series A Preferred Share shall automatically convert into Common Shares at the then effective Conversion Rate immediately upon the earlier of: (i) the closing of a Qualified IPO; and (ii) the date specified by written consent or agreement of the holders of not less than three-quarters (75%) of the then outstanding Series A Preferred Shares.

         (c) MECHANICS OF CONVERSION. No fractional Common Shares shall be issued upon conversion of the Series A Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then fair market value of a Common Share as determined in good faith by the Board of Directors (as evidenced by certified resolutions). For such purpose, all Series A Preferred Shares held by each holder shall be aggregated, and any resulting fractional Common Shares shall be paid in cash. Before any Series A Holder shall be entitled to convert the same into full Common Shares, and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series A Preferred Shares, and shall give written notice to the Company at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Article 29.4(b) above, the outstanding Series A Preferred Shares shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided further, however, that the Company shall not be obligated to issue certificates evidencing the Common Shares issuable upon such automatic conversion unless either the certificates evidencing such Series A Preferred Shares are delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

                  The Company shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at the office of the Company to such Series A Holder, a certificate or certificates for the number of Common Shares to which such holder is entitled as aforesaid and a cheque payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional Common Shares, plus any declared and unpaid dividends on the converted Series A Preferred Shares. Any conversion pursuant to Article 29.4(a) shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series A Preferred Shares to be converted, and the person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares on such date; provided, however, that if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Series A Preferred Shares for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Shares issuable upon such conversion of the Series A Preferred Shares shall not be deemed to have converted such Series A Preferred Shares until immediately prior to the closing of the sale of securities pursuant to such offering.

         (d)      ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES

                  (1) Special Definition. For purposes of this Article 29.4(d), "ADDITIONAL COMMON SHARES" shall mean any Common Shares issued (or, pursuant to Article 29.4(d)(3), deemed to be issued) by the Company after the Original Issue Date, other than:

                           (A) any Common Shares issued or issuable upon conversion of any Preferred Shares;

                           (B) Options granted and any Common Shares issued or issuable to officers, directors, or employees of, or advisors or consultants to, the Company upon the exercise of Options granted pursuant to any stock option plan or stock purchase plan or other employee stock incentive program approved by the Board of Directors;

                           (C) any Common Shares or other securities of the Company issued or issuable to any bank, equipment lessor or other similar financial institution pursuant to any transaction or arrangement approved by the Board of Directors where the issuance of such Common Shares or other securities of the Company is not principally for the purpose of raising additional equity capital for the Company;

                           (D) any Common Shares or other securities of the Company issued or issuable as consideration for the acquisition of any business entity by the Company by merger, purchase of all or substantially all of the assets or capital stock of such entity, or other reorganization, provided such issuance is approved by the Board of Directors;

                           (E) any Common Shares or other securities of the Company issued or issuable as consideration for the acquisition of any technology, provided such issuance is approved by the Board of Directors;

                           (F) any Common Shares or other securities of the Company issued or issuable to strategic partners or strategic industry investors of the Company or for strategic alliances, provided such issuance is approved by the Board of Directors;

                           (G) any Common Shares issued pursuant to the conversion of the convertible promissory notes (the "Notes") issued by the Company dated September 18, 2003, October 24, 2003 and November 4, 2003 and any Common Shares issued upon exercise of the warrants issued in connection with the conversion of the Notes;

                           (H) any Common Shares issued pursuant to a Qualified IPO; and

                           (I) any Common Shares issued or issuable as a dividend or distribution on Series A Preferred Shares or pursuant to any event for which an adjustment is made pursuant to Articles 29.4(e) or 29.4(f).

                  (2) No Adjustment of Series A Conversion Price. No adjustment in the Series A Conversion Price shall be made in respect of the issuance of Additional Common Shares unless the consideration per share for an Additional Common Share issued or deemed to be issued by the Company is less than the Series A Conversion Price in effect on the date of, and immediately prior to, such issue. No adjustment in the Series A Conversion Price otherwise required by this Article
                           29.4 shall affect any Common Shares issued upon conversion of Series A Preferred Shares prior to such adjustment.

                  (3) Deemed Issue of Additional Common Shares. In the event that the Company at any time or from time to time after the Original Issue Date issues any Options or Convertible Securities or fixes a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Common Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options, the conversion or exchange of such Convertible Securities or exercise of such Options, shall be deemed to be Additional Common Shares (other than as provided in subparagraphs (A) through (G) of
                           Article 29.4(d)(1)) issued as of the time of such issue or, in the case of a record date having been fixed, as of the close of business on such record date, provided that Additional Common Shares shall not be deemed to have been issued unless the consideration per share (determined pursuant to Article 29.4(d)(5)) of such Additional Common Shares would be less than the Series A Conversion Price in effect on the date of and immediately prior to such issue or record date, as the case may be, and provided further that in any such case in which Additional Common Shares are deemed to be issued:

                           (A) no further adjustment in the Series A Conversion Price shall be made upon the subsequent issue of Convertible Securities or Common Shares upon the exercise of Options or conversion or exchange of such Convertible Securities or upon the subsequent issue of Options for Convertible Securities or Common Shares;

                           (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or any decrease in the number of Common Shares issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                           (C)      no readjustment pursuant to Article
                                    29.4(d)(3)(B) above shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of: (1) the Series A Conversion Price on the original adjustment date; or (2) the Series A Conversion Price that would have resulted from any issuance of Additional Common Shares between the original adjustment date and such readjustment date;

                           (D) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which have not been exercised, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

                                    (i)      in the case of Convertible
                                             Securities or options to acquire
                                             Common Shares, the only Additional
                                             Common Shares issued were the
                                             Common Shares, if any, actually
                                             issued upon the exercise of such
                                             Options or the conversion or
                                             exchange of such Convertible
                                             Securities and the consideration
                                             received therefor was the
                                             consideration actually received by
                                             the Company for the issue of such
                                             exercised Options plus the
                                             consideration actually received by
                                             the Company upon such exercise or
                                             for the issue of all such
                                             Convertible Securities which were
                                             actually converted or exchanged,
                                             plus the additional consideration,
                                             if any, actually received by the
                                             Company upon such conversion or
                                             exchange, and

                                    (ii)     in the case of options to acquire
                                             Convertible Securities, only the
                                             Convertible Securities, if any,
                                             actually issued upon the exercise
                                             thereof were issued at the time of
                                             issue of such Options, and the
                                             consideration received by the
                                             Company for the Additional Common
                                             Shares deemed to have been then
                                             issued was the consideration
                                             actually received by the Company
                                             for the issue of such exercised
                                             Options, plus the consideration
                                             deemed to have been received by the
                                             Company (determined pursuant to
                                             Article 29.4(d)(5)) upon the issue
                                             of the Convertible Securities with
                                             respect to which such Options were
                                             actually exercised; and

                           (E) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Series A Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Series A Conversion Price shall be adjusted pursuant to this Article 29.4(d)(3)) as of the actual date of their issuance.

                  (4) Adjustment of Series A Conversion Price Upon Issuance of Additional Common Shares. In the event the Company, at any time after the Original Issue Date, issues Additional Common Shares (including Additional Common Shares deemed to be issued pursuant to Article 29.4(d)(3)) without consideration or for a consideration per share less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series A Conversion Price shall be reduced, concurrently with such issue, to the price which is equal to the Series A Conversion Price in effect on the date of and immediately prior to such issue multiplied by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately prior to such issue, and all Common Shares issuable upon conversion of all outstanding Preferred Shares and exercise of all Options and Convertible Securities outstanding immediately prior to such issue plus the number of Common Shares which the aggregate consideration received by the Company for the total number of Additional Common Shares so issued would purchase at the Series A Conversion Price in effect on the date of and immediately prior to such issue, and the denominator of which shall be the number of Common Shares outstanding immediately prior to such issue, and all Common Shares issuable upon conversion of all outstanding Preferred Shares and exercise of all Options and Convertible Securities outstanding immediately prior to such issue plus the number of such Additional Common Shares so issued.

                  (5)      Determination of Consideration. For purposes of this
                           Article 29.4(d), the consideration received by the Company for the issue of any Additional Common Shares shall be computed as follows:

                           (A)      Cash and Property. Such consideration shall:

                                    (i)      insofar as it consists of cash, be
                                             computed at the aggregate amount of
                                             cash received by the Company
                                             excluding amounts paid or payable
                                             for accrued interest or accrued
                                             dividends and excluding any
                                             discounts, commissions or placement
                                             fees payable by the Company to any
                                             underwriter or placement agent in
                                             connection with the issuance of any
                                             Additional Common Shares;

                                    (ii)     insofar as it consists of property
                                             other than cash, be computed at the
                                             fair value thereof at the time of
                                             such issue, as determined in good
                                             faith by the Board of Directors;
                                             and

                                    (iii)    in the event that the Additional
                                             Common Shares are issued together
                                             with other shares or securities or
                                             other assets of the Company for
                                             consideration which covers both
                                             cash and property, be the
                                             proportion of such consideration so
                                             received, computed as provided in
                                             Articles 29.4(d)(5)(A)(i) and
                                             Article 29.4(d)(5)(A)(ii) above, as
                                             reasonably determined in good faith
                                             by the Board of Directors.

                           (B) Options and Convertible Securities. The consideration per share received by the Company for Additional Common Shares deemed to have been issued pursuant to Article 29.4(d)(3), relating to Options and Convertible Securities, shall be determined by dividing:

                                    (i)      the total amount, if any, received
                                             or receivable by the Company as
                                             consideration for the issue of such
                                             Options or Convertible Securities
                                             (determined in the manner described
                                             in Article 29.4(d)(5)(A) above),
                                             plus the minimum aggregate amount
                                             of additional consideration (as set
                                             forth in the instruments relating
                                             thereto, without regard to any
                                             provision contained therein for a
                                             subsequent adjustment of such
                                             consideration) payable to the
                                             Company upon the exercise of such
                                             Options or the conversion or
                                             exchange of such Convertible
                                             Securities, or in the case of
                                             options to acquire Convertible
                                             Securities, the exercise of such
                                             options to acquire Convertible
                                             Securities and the conversion or
                                             exchange of such Convertible
                                             Securities by

                                    (ii)     the maximum number of Common Shares
                                             (as set forth in the instruments
                                             relating thereto, without regard to
                                             any provision contained therein for
                                             a subsequent adjustment of such
                                             number) issuable upon the exercise
                                             of such Options or the conversion
                                             or exchange of such Convertible
                                             Securities.

         (e) ADJUSTMENTS FOR STOCK DIVIDENDS, SUBDIVISIONS OR COMBINATIONS OF COMMON SHARES. In the event that the Company at any time after the Original Issue Date declares or pays without consideration any dividends on any Common Shares payable in Common Shares or in any right to acquire Common Shares, or in the event the outstanding Common Shares are subdivided (by stock split or otherwise than by payment of a dividend in Common Shares and without a corresponding adjustment to the Series A Preferred Shares), into a greater number of Common Shares, the Series A Conversion Price in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event any of the outstanding Common Shares are combined (by reclassification or otherwise) into a lesser number of Common Shares and without a corresponding adjustment to the Series A Preferred Shares, the Series A Conversion Price in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

         (f) ADJUSTMENTS FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If the Common Shares issuable upon conversion of the Series A Preferred Shares are changed into the same or a different number of shares of any other class or classes of shares of the Company, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above or a transaction that is otherwise subject to Article 29.4(d), then, concurrently with the effectiveness of such reorganization or reclassification, each of the Series A Preferred Shares shall be convertible into, in lieu of the number of Common Shares which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of shares of the Company which a holder of the number of Common Shares deliverable upon conversion of the Series A Preferred Shares immediately before that change would have been entitled to receive in such reorganization or reclassification.

         (g) CERTIFICATE OF ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Article 29.4, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Series A Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Series A Holder, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Series A Conversion Price at the time in effect; and (iii) the number of Common Shares and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Shares.

         (h) NOTICES OF RECORD DATE. In the event that the Company proposes at any time: (i) to declare any dividend or distribution upon any of its Common Shares, whether in cash, property, shares or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its capital stock any additional shares of any class or series or other rights; (iii) to effect any reclassification or recapitalization of any of its Common Shares outstanding involving a change in such Common Shares; or (iv) to merge with or into any other company, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall send to the Series A Holders at least 20 days prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Shares shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in clauses (iii) and (iv) above. Each such written notice shall be given by first class mail, postage prepaid, or reputable overnight courier, or personally delivered, addressed to the Series A Holders at the address for each such holder as shown on the books of the Company (with the date such notice is deemed given to be five days after such deposit in the Canadian or U.S. Mail, the business day after deposit with a reputable overnight courier and upon delivery in the case of personal delivery).

         (i) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Series A Preferred Shares, such number of Common Shares as shall from time to time be sufficient to effect the conversion of all then outstanding Series A Preferred Shares. If at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Series A Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose.

         (j) NO IMPAIRMENT. The Company will not, by amendment of its articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article 29.4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Series A Holders against impairment.

         (k)      PARTICIPATION BY SERIES HOLDERS.

                  (1) In the event that the Company, at any time after the Original Issue Date, issues Additional Common Shares as a result of which there is an adjustment in the Series A Conversion Price pursuant to Article 29.4(d) (a "DILUTIVE ISSUANCE"), a pro rata portion of the Series A Preferred Shares held by any Series A Holder that had a right as a Series A Holder to participate in such Dilutive Issuance but did not participate in such issuance by acquiring up to such holder's pro rata portion thereof, shall, subject to Articles 29.4(k)(2) and 29.4(k)(3) below, be automatically converted into Common Shares at the then effective Conversion Rate immediately following such issuance.
                           Article 29.4(c) above shall apply mutatis mutandis to the automatic conversion contemplated in this Article 29.4(k).

                  (2) The automatic conversion of a holder's Series A Preferred Shares contemplated in Article 29.4(k)(1) shall not occur unless: (A) such holder has been given notice by the Company of the proposed Dilutive Issuance; and (B) such holder is entitled, by contract or otherwise by applicable law, to participate in the Dilutive Issuance.

                  (3) For purposes of Article 29.4(k)(1), a holder's pro rata portion shall be that number of the securities proposed to be issued which such holder has a right, as a Series A Holder under a contract among Series A Holders and others; provided that in the case of a financing led by a party which is not a current shareholder of the Company, a holder's pro rata portion otherwise determined shall be multiplied by a fraction, the numerator of which is the aggregate number of Additional Common Shares offered less the Additional Common Shares offered to the lead investor in such financing and the denominator of which is the total Additional Common Shares purchased in such financing.

29.5     VOTING

         (a) Entitlement to Vote. Except as otherwise expressly provided in these Series A Preferred Share provisions or as required by applicable law:

                  (1) each Series A Holder is entitled to vote on all matters submitted to a vote or consent of shareholders of the Company; and

                  (2) the Series A Holders will vote together with the holders of any other series of Preferred Shares and the holders of Common Shares having voting rights, as a single class, on all matters submitted to a vote or consent of shareholders of the Company.

         (b) NUMBER OF VOTES AND NOTICE OF MEETINGS. Each Series A Holder shall be entitled to the number of votes equal to the number of Common Shares into which such Series A Preferred Shares held by such holder could then be converted. The Series A Holders shall be entitled to notice of any shareholders' meeting in accordance with the Articles of the Company. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which Series A Preferred Shares held by each holder could be converted) shall be rounded up to the next highest whole number.

29.6     REDEMPTION RIGHTS OF THE SERIES A HOLDERS

         The Series A Preferred Shares shall have the redemption rights as follows:

         (a) REDEMPTION CONDITIONS. Holders of not less than three quarters (75%) of the Series A Preferred Shares shall have the right (the "REDEMPTION RIGHT") at any time after March 15, 2009 to require the Company to redeem, subject to the Business Corporations Act and in accordance with this Article 29.6, all or from time to time any part of such Series A Holder's Series A Preferred Shares at a price (the "REDEMPTION PRICE") for each Series A Preferred Share to be redeemed equal to the Original Purchase Price plus any declared and unpaid dividends thereon.

         (b) REDEMPTION NOTICE. If a Series A Holder (the "INITIATOR") chooses to exercise the Redemption Right, then the Initiator shall, at least 90 days before the date specified for redemption, deliver to the Company a notice (the "REDEMPTION NOTICE") in writing specifying that the Initiator is exercising his Redemption Right, the number of the Series A Preferred Shares to be redeemed, and the date (the "REDEMPTION DATE") upon which the Company is to redeem the shares. Within 7 days of receiving the Redemption Notice, the Company shall deliver a written notice (the "COMPANY NOTICE") to all other Series A Holders of the Redemption Notice.

         (c) RESPONSE TO COMPANY NOTICE. Provided that not less than three quarters (75%) of the Series A Holders consent in writing, then within 10 days after receiving the Company Notice, the other Series A Preferred Holders shall have the right to notify the Company in writing that they also wish to exercise their Redemption Right to have Series A Shares redeemed on the Redemption Date. If the Redemption Notice is in respect of all of the Initiator's Series A Preferred Shares, the other Series A Holders may also request redemption of all of their Series A Preferred Shares on the Redemption Date. Otherwise, the other Series A Holders may request redemption of the same proportion of their Series A Preferred Shares as the Initiator has requested.

         (d)      REDEMPTION OF SHARES.

                  (1) Payment. On the Redemption Date, the Company shall pay or cause to be paid, to or to the order of each Series A Holder so requesting redemption, the applicable Redemption Price on presentation and surrender to the Company of the certificate(s) representing the Series A Preferred Shares being redeemed. In all cases the Company shall pay for shares redeemed hereunder by cash, certified cheque, bank draft or solicitor's trust cheque.

                  (2) Pro rata redemption. If the Company cannot redeem all of the shares requested to be redeemed in accordance with the foregoing provisions of this Article 29.6 without causing a contravention of the Business Corporations Act, then the Company shall redeem such portion of the Series A Preferred Shares, on a pro rata basis, as can be redeemed without causing such contravention, and the Company shall redeem the balance of such Series A Preferred Shares, on a pro rata basis, as soon as it is lawfully permitted to do so.

                  (3) Delinquent Holders. If the holders (the "DELINQUENT HOLDERS") of any of the Series A Preferred Shares specified for redemption (the "OFFERED SHARES") fail to present the certificates representing such shares on the Redemption Date, the Company shall, prior to completing the redemption of any other Offered Shares, provide each other holder of Offered Shares who has presented their share certificates in accordance with (i) (the "REDEEMING HOLDERS") with notice of the fact that the Delinquent Holders have not tendered their share certificates (the "DELINQUENT NOTICE"). Each Redeeming Holder shall have 7 days from the date of receipt of the Delinquent Notice (the "DELINQUENT NOTICE PERIOD") to notify the Company that it wishes to revoke the redemption of its Offered Shares (the "REDEMPTION REVOCATION NOTICE"). Upon receipt of a Redemption Revocation Notice from a holder, the Company shall immediately return to such holder the share certificate or certificates which were delivered pursuant to subparagraph (1) hereof. Within 3 days of the expiry of the Delinquent Notice Period, the Company shall proceed with the redemption of all remaining Offered Shares for which share certificates have been delivered and with respect to which it has not received a Redemption Revocation Notice in the manner set out in this Article 29.6.

         (e) CERTIFICATE FOR REMAINING SHARES. If only part of the Series A Preferred Shares represented by any certificate presented are redeemed, then a new certificate for the unredeemed balance of the Series A Preferred Shares represented by such certificate(s) shall promptly be issued and delivered to the registered holder thereof at the expense of the Company.

         (f) FAILURE TO REDEEM. If the Company fails to redeem any Series A Preferred Shares required to be redeemed pursuant to this
                  Article 29.6, then the holders of such Series A Preferred Shares shall thereafter be entitled to receive and the Company shall pay, in addition to the Redemption Price, a cumulative dividend (the "REDEMPTION DIVIDEND") on the Redemption Price equal to the sum of 10% per annum and the 90 day Canadian treasury bill rate in effect from time to time (the "REDEMPTION RATE") until such shares are redeemed in full, accruing from the Redemption Date specified for the redemption of such shares until the date such shares are redeemed in full. However, if the Company did not redeem all or a portion of Series A Preferred Shares to be redeemed pursuant to this
                  Article 29.6 because doing so would have caused a contravention of the Business Corporations Act, then the Company shall redeem such Series A Shares (the "PERMITTED SHARES") in the manner outlined in Article 29.6(d)(2) at the Redemption Price and without the Redemption Dividend, as soon as it is lawfully permitted to do so. If, upon becoming lawfully permitted to redeem Permitted Shares, the Company does not promptly redeem such Permitted Shares, the Company shall pay, in addition to the Redemption Price, the Redemption Dividend for such Permitted Shares, being the Redemption Rate accruing from the date such shares could have been lawfully redeemed until the date all such Permitted Shares are redeemed in full.

         (g) ADDITIONAL NOTICE. If the Company issues a redemption notice or receives a redemption notice (an "ADDITIONAL NOTICE") in respect of a request by a holder for the redemption of any share of any series or class of shares of the Company having a right of redemption (other than Series A Preferred Shares) then, provided that at the time of the Additional Notice, the Series A Holders have the right to require the Company to redeem all or part of the Series A Preferred Shares pursuant to the provisions of Article 29.6(a), then the Company shall promptly deliver a copy of the Additional Notice to each of the Series A Holders. Each Series A Preferred Share which gives rise to a Redemption Right (which, together with the Series A Preferred Shares are the "REDEEMABLE PREFERRED SHARES") shall entitle the holder thereof to require the Company to redeem all or part of such Redeemable Preferred Shares in preference and priority to any other class of shares of the Company, on the same terms and conditions as set forth in Articles 29.6(c) - 29.6(f) provided that for the purposes of a redemption pursuant to this Article 29.6 the term "COMPANY NOTICE" shall be taken to mean the term "ADDITIONAL NOTICE", as defined above, and the term "REDEMPTION DATE" shall be taken to mean the date for redemption applicable for the redemption of the shares covered by the Additional Notice. If the Company cannot redeem all of the shares requested to be redeemed on such date for redemption without causing a contravention of the Business Corporations Act, then the Company shall, notwithstanding any other provision of these Articles, redeem such portion of the Redeemable Preferred Shares as can be redeemed without causing such contravention and the Company shall redeem the balance of such Redeemable Preferred Shares as soon as it is lawfully permitted to do so, and after all such Redeemable Preferred Shares are redeemed in accordance with the foregoing, the Company may redeem such other shares of the Company having a right of redemption.

         (h) MODIFICATION. Notwithstanding the foregoing, for any particular redemption, the notice period, the right to receive an Additional Notice, the procedure and the manner of payment for the Redemption of any Series A Preferred Shares may be modified by written agreement between the Company and the holders of Series A Preferred Shares to be redeemed.

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29.7     ELECTION OF DIRECTORS

The Series A Holders, voting together as a single class, shall be entitled to elect three directors (the "SERIES A DIRECTORS").

29.8     PROTECTIVE PROVISIONS

In addition to any other class or series vote that may be required by law, the Company shall not, so long as at least 1,000,000 Series A Preferred Shares are outstanding, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of not less than a majority of the then outstanding Series A Preferred Shares, voting together as a single series:

         (a) amend or repeal any provisions of the Articles of the Company to change the rights, preferences or privileges of the Series A Preferred Shares or increase or decrease the authorized number of Preferred Shares or any series thereof;

         (b) create (by amendment of the Notice of Articles of the Company, reclassification, redesignation or otherwise) any new class or series of shares having rights, preferences or privilege senior to or on a parity with the Series A Preferred Shares;

         (c)      amend the Notice of Articles or Articles of the Company;

         (d) declare, pay or set apart for payment any dividend or make any Distribution in respect of any Common Shares, except that the Company may distribute shares as a dividend or distribution pursuant to any event for which an adjustment is made pursuant to Articles 29.4(e) or 29.4(f);

         (e)      authorize a Liquidation Event;

         (f) change the number of directors or the number of Series A Directors; or

         (g) purchase, redeem, or otherwise acquire any equity securities of the Company, including for greater certainty, any warrants, options, and any other rights to acquire equity securities, except in accordance with the Notice of Articles of the Company or pursuant to a Shareholders' Agreement, provided that any Series A Holder may appoint a proxy to exercise or otherwise assign all of its rights to enforce such protective measures with respect to some or all of the Series A Preferred Shares held by such Series A Holder to one or more persons directly or indirectly holding an equity interest in such Series A Holder for the purpose of exercising any such rights.

29.9     PRE-EMPTIVE RIGHTS

The Series A Holders shall be entitled to subscribe for, purchase or receive any part of any issue of equity securities of the Corporation, including for greater certainty, any warrants, options, and any other rights to acquire equity securities, in accordance with the terms of a Shareholders' Agreement.

29.10    STATUS OF CONVERTED SERIES A PREFERRED SHARES

In the event any Series A Preferred Shares shall be converted pursuant to
Article 29.4 above, the shares so converted shall be cancelled and shall not be issuable by the Company. These articles may be amended at such time or times as the Board of Directors (including the affirmative vote of the Series A Directors)

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deems reasonably practicable to effect the corresponding reduction in the
Company's authorized capital stock, subject to first having obtained all shareholder approvals required by law for such reduction.

29.11    NOTICES

Any notice required by the provisions of these Articles to be given to the Series A Holders shall be, and shall be deemed, given as provided above in
Article 29.4(h).

29.12    TRANSFER AGENTS

The Company may appoint, and from time to time discharge and change, a transfer agent for the Series A Preferred Shares or any other class of shares of the Company. Upon any such appointment, discharge or change of a transfer agent, the Company will send a written notice of such appointment, discharge or change to each Series A Holder.